Exhibit 99.7(a)(5)(iv)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------- ----------------------------     ------------------------------- ----------------------------

FOR THIS TYPE OF ACCOUNT:         GIVE THE                         FOR THIS TYPE OF ACCOUNT:       GIVE THE
                                  SOCIAL SECURITY                                                  SOCIAL SECURITY
                                  NUMBER OF :                                                      NUMBER OF :
--------------------------------- ----------------------------     ------------------------------- ----------------------------

1.  An individual's account       The individual                   8.  Sole proprietorship         The Owner (4)
                                                                       account
2.  Two or more                   The actual owner of the                                          Legal entity (Do not
individuals (joint                account or, if combined          9.  A valid trust, estate       furnish the identifying
account)                          funds, any one of the                or pension fund.            number of the personal
                                  individuals (1)                                                  representative or trustee
                                                                                                   unless the legal entity
                                  The actual owner of the                                          itself is not designated
3.  Husband and wife              account or, if joint                                             in the account title.) (5)
   (joint account)                funds, either person (1)
                                                                   10. Corporate account           The corporation

4. Custodian  account of          The minor (2)                    11.  Religious,  charitable,    The  organization
 a minor (joint account)                                                or educational
                                                                        organization account.

5. Adult and minor                The adult or, if the minor is
(joint account)                   the only contributor,
                                  the minor (1)                    12.  Partnership account held   The partnership
                                                                        in the name of the
                                                                        business.
                                  The ward, minor, or
6.  Account in the name  of       incompetent person (3)           13.  Association, club, or      The organization
    guardian or committee                                               other Tax-exempt
    for a designated ward,                                              organization.
    minor, or incompetent
    person.                                                        14.  A broker or registered     The broker or nominee
                                                                        nominee.

7.a.  The usual revocable         The grantor-trustee (1)          15.  Account with the           The public entity
      savings trust account                                             Department of
      (grantor is also trustee).                                        Agriculture in the
                                                                        name of a public
                                                                        entity (such as a State
                                                                        or local government,
                                                                        school district, or
                                                                        person) that receives
                                                                        agricultural program
                                                                        payments.

7.b.  So-called trust account     The actual owner (1)
      that is not a legal or
      valid trust under State law.

--------------------------------- ---------------------------- --- ------------------------------- ----------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9
OBTAINING A NUMBER
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:


o    A corporation.
o    A financial institution.
o An organization exempt from tax under section 501(a), or an individual retirement plan.
o    The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o    An international organization or any agency, or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S. oabA real estate investment trust. oabA common trust fund operated by a bank under section 584(a).
o    An exempt  charitable  remainder  trust, or a non-exempt trust described in section 4947(a)(1).
o    An entity registered at all times under the Investment Company Act of 1940.
o    A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.


Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, and 6050A. (All "section" references herein are to the Internal Revenue Code of 1986)

PRIVACY ACT NOTICE -- Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold the applicable withholding rate of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN -- If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  CRIMINAL  PENALTY  FOR  FALSIFYING   INFORMATION--   Willfully   falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.